UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2022

HPX CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39382	98-1550444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 295-4929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HPX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	HPX.WS	NYSE American LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HPX.U	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2022, in connection with its Extraordinary General Meeting held on November 3, 2022 (the “Extraordinary General Meeting”), HPX Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) entered into Amendment No. 2 to the Investment Management Trust Agreement, dated as of July 15, 2020, to (i) extend the date before which the Company must complete a business combination (as defined below) from November 20, 2022 to March 31, 2023 and (ii) extend the date on which the Trustee must liquidate the trust account established in connection with the Company’s initial public offering if the Company has not completed its initial business combination from November 20, 2022 to March 31, 2023 (the “Trust Amendment”). A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Extraordinary General Meeting, which was held on November 3, 2022, holders of 10,179,540 of the Company’s ordinary shares, which represents approximately 83.90% of the ordinary shares outstanding and entitled to vote as of the record date of October 11, 2022, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved (1) a special resolution to amend the Amended and Restated Memorandum and Articles of Association of the Company (the “Extension Amendment”) to extend the date by which the Company must (a) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “business combination”), (b) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (c) redeem all of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering from November 20, 2022 to March 31, 2023 and (2) the proposals for the Trust Amendment. A copy of the Extension Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Approval of Extension Amendment

Votes For	Votes Against	Abstentions
10,175,539	4,001	0

Approval of Trust Amendment

Votes For	Votes Against	Abstentions
10,175,539	4,001	0

In connection with the vote to approve the Extension Amendment, the holders of 3,650,973 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.064 per share, for an aggregate redemption amount of approximately $36.7 million, leaving approximately $21.9 million in the trust account.

The information included in Item 1.01 is incorporated by reference in this item to the extent required herein.

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the Extension Amendment proposal or the Trust Amendment proposal, was not presented at the Extraordinary General Meeting, as the Extension Amendment proposal and the Trust Amendment proposal received a sufficient number of votes required for approval.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Memorandum and Articles of Association

10.1	Amendment No. 2, dated as of November 3, 2022, to the Investment Management Trust Agreement, dated as of July 15, 2020, as amended on July 14, 2022, between the Company and Continental Stock Transfer & Trust Company, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2022

HPX CORP.

By:	/s/ Carlos Piani
Carlos Piani
Chief Executive Officer and Chief Financial Officer